Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL OF OPTIONS PREVIOUSLY TENDERED

PURSUANT TO THE OFFER TO EXCHANGE DATED APRIL 30, 2009

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

5:00 P.M. EASTERN TIME ON MAY 29, 2009,

UNLESS THE OFFER IS EXTENDED.

To: Intellon Corporation

  Payroll/Stock Administration

  5100 West Silver Springs Blvd.

  Ocala, Florida 34482

  Telephone: (352) 237-7416 ext. 1186

  Facsimile: (352) 237-7616

  E-mail: stockadministrator@intellon.com

DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN E-MAIL OR MAILING ADDRESS

OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE

TO A NUMBER OTHER THAN AS SET FORTH ABOVE

WILL NOT CONSTITUTE A VALID DELIVERY.

Pursuant to the terms and subject to the conditions of the Offer to Exchange dated April 30, 2009 (the “Offer to Exchange”) and this Notice of Withdrawal, I hereby withdraw my previous tender for cancellation and exchange of the options to purchase shares of Intellon Corporation common stock, par value $0.0001 per share (the “Options”), marked “Withdrawn For Exchange” in the table below. I understand that, to validly withdraw a previous tender of options for cancellation and exchange, I must complete the following table:

Name:

A	B	C	D	E
Date of Option Grant	Exercise Price of Option	Number of Tendered Option Shares Subject to Option Grant	Withdrawn For Exchange	Not Withdrawn For Exchange
			☐	☐

			☐	☐

Please check the appropriate box in Column D or E for each applicable Option.

To Intellon Corporation:

Upon the terms and subject to the conditions set forth in the Offer to Exchange, my receipt of which I hereby acknowledge, and in this Notice of Withdrawal, I, the undersigned, hereby withdraw my previous tender to Intellon Corporation, a Delaware corporation (“Intellon”), of the Option(s) marked “Withdrawn For Exchange” in the table on page 1 of this Notice of Withdrawal (the “Withdrawn Options”). I understand that by withdrawing my previous tender of such Option(s), the tender with respect to such Option(s) will no longer be effective, and, if I later choose to have the Withdrawn Options tendered in the Offer to Exchange, I must re-tender those Withdrawn Options in accordance with the terms of the Offer to Exchange prior to the Expiration Date. The term “Expiration Date” means 5:00 p.m. Eastern Time on May 29, 2009, unless and until Intellon, in its sole discretion, has extended the period of time during which the Offer to Exchange will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer to Exchange, as so extended, expires.

I acknowledge that Intellon has advised me to consult with my own legal, tax and financial advisors as to the consequences of participating or not participating in the Offer to Exchange and withdrawing my tendered options. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this withdrawal is irrevocable.

The name of the registered holder of the Withdrawn Options hereby appears below exactly as it appears on the option agreement or agreements representing such Withdrawn Options. By completing the table on page 1 of this Notice of Withdrawal, I have denoted each Option that I previously tendered and wish to withdraw.

I understand that this Notice of Withdrawal must be received by Intellon at the address set forth on the first page of this Notice of Withdrawal prior to the Expiration Date in order to be effective. I UNDERSTAND THAT THE METHOD OF DELIVERY OF THIS NOTICE OF WITHDRAWAL IS AT MY ELECTION AND RISK AND THAT I SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

All capitalized terms used in this Notice of Withdrawal but not defined herein shall have the meaning ascribed to them in the Offer to Exchange. I acknowledge and agree to all of the terms and conditions of the Offer to Exchange.

HOLDER PLEASE SIGN HERE

You must complete and sign the following as your name appears on the option agreement or agreements evidencing the Option(s) you previously tendered in the Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Notice of Withdrawal proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER:

/s/
(Signature of Holder or Authorized Signatory)

Date:
Name:
Address:	Telephone No.:
(include area code)
E-Mail:
(include ZIP code)